Exhibit 10.4

            NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT


                           CHANGE OF CONTROL AGREEMENT

         This Agreement is entered into as of this 8th day of December, 2005 by and between Cornerstone Bancorp (the "Company") and Jennifer M. Champagne (the "Executive").

         The principal purpose of this agreement is to protect Executive against a Change in Control of the Company as defined in Item 1 below. Executive is, however, an employee at will, and this agreement is not an employment agreement and shall not create for Executive any right to continued employment.

         In consideration of services previously provided to the Company by the Executive, and Executive's willingness to continue employment with the Company, the parties hereby agree as follows:

1. In the event that, within five years after the date of this Agreement, any Change of Control (as defined below) of the Company is effected, then Executive shall be entitled to the following benefits:

         (a) If Executive terminates her employment with the Company or is terminated by the Company at any time within the six months following the effective date of an event listed in (i), (ii), (iii) or (iv) in the definition below, upon such termination Executive shall be entitled to a lump sum payment equal to one and one-half times the Executive's annual salary in effect at the date of termination.

         (b) If, however, the amount of any lump-sum payment in (a) above, plus any other amount treated as a parachute payment under Section 280G of the Internal Revenue Code equals or exceeds three times the base amount described in Section 280G of the Internal Revenue Code, then the amount due hereunder shall be adjusted to have a value for purposes of Section 280G of three times the base amount less $100.

         (c) Any amount paid pursuant to this Agreement will be deemed severance pay. Executive shall not be under any duty to mitigate damages and no income received by Executive thereafter shall reduce the amount due Executive hereunder.

         A "Change of Control" of the Company shall be deemed to have been effected for purposes of this agreement if either (i) voting control of the Company is acquired, directly or indirectly, by any person or group acting in concert, (ii) the Company is merged with or into any other entity and the Company is not the surviving entity of the merger, (iii) voting control of any subsidiary of the Company by which subsidiary Executive is principally employed is acquired, directly or indirectly, by any person or group acting in concert, or (iv) any subsidiary of the Company by which Executive is principally employed is merged with or into another entity which is not also a subsidiary of the Company and such subsidiary is not the surviving entity of the merger.

2. Commencing on the first anniversary after the date of this Agreement, and on each annual anniversary thereafter, the term of this agreement shall automatically be extended for an additional year, unless 30 days prior to the anniversary the Company gives notice to the Executive that the term will not be extended.

3. Nothing herein shall deprive Executive of any vested benefits that Executive has in any Company retirement or other Executive benefit plan. The payment provided for in Section 1 is in addition to any other amount due to Executive.

4.  This  Agreement  shall  inure  to  the  benefit  of and  be  enforceable  by
Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die after the occurrence of a Change of Control and while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or designee or, if there be no such designee, to Executive's estate.

5. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by Executive and the Chairman of the Board of the Company. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina.

6. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Easley, South Carolina, by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The Company shall bear all costs and expenses, including Executive's reasonable attorneys' fees, arising in connection with any arbitration proceeding pursuant to this Section.

8. Should the Company merge or consolidate with another corporation and the Company is not the surviving corporation in such a merger or consolidation, the Company will obtain as a condition of merger or consolidation assent to and assumption of this Agreement by the corporation which will be the surviving corporate entity in such merger or consolidation. Upon consummation of the consolidation or merger, the term "Company" shall mean the corporate entity which is the survivor of the merger or consolidation.

         In witness whereof, the parties hereto have executed this Change of Control Agreement as of the date first above written.

                              [SIGNATURES OMITTED]







                                       2